Letter of Intent for Strategic Partnership

Party A: Hangzhou Xituo Network Technology Company

Party B: Zhejiang Yongxin Digital Technology Company

Hangzhou Xituo Network Technology Company (“Party A”) is a company specializing in 3C products (Communications, Consumer electronics, and Computing), and operates an online website for the selling of such products as a merchant.

Zhejiang Yongxin Technology Limitred (“Party B”) is a company specialized in 3C products and in the retailing and logistics of such products. It is the subsidiary of China 3C. Its sales cover Eastern China and has a state-of-the-art retailing and logistics system.

Now, therefore, both Parties A and B hereby agree, for the purpose of the benefit of sales, and to leverage each of the parties’ competitive advantages, and for mutual benefit, to agree to the following:

Party A hereby designates Party B as the exclusive supplier of 3C products for its website.

Party B undertakes to become a trustworthy and long-term supplier to Party A of genuine products with proper documentation, and the products will be not be restricted as to sales in any way.

This document will be executed in duplicate, with a copy to each party.

Party A: Signature of Hangzhou Xituo Network Technology Company

Party B: Signature of Zhejiang Yongxin Digital Technology Company

Executed this 22 Day of November, 2007